Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2020 SECOND QUARTER RESULTS

–	Casino resorts and distributed gaming operations reopened in Q2
–	June financial results significantly exceeded expectations
–	Ongoing operating and marketing expenses meaningfully reduced
–	Repaid $190 million of $200 million borrowed in Q1 under revolving credit facility

LAS VEGAS – Aug 6, 2020 – Golden Entertainment, Inc. (NASDAQ:GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the second quarter ended June 30, 2020.

Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our reopenings began in May with our Montana distributed operations, followed by our Nevada operations on June 4th and our Maryland casino on June 19th. I want to thank our team members for their dedication to our Company and their efforts to reopen our properties safely and efficiently. Our diversified gaming platform, with nearly 80% of our historical property Adjusted EBITDA derived from locals-oriented or regional gaming operations, is positioned to recover quickly from the impact of the mandated shutdowns.

“Our results since reopening have exceeded our expectations, with June Adjusted EBITDA up 14% over last June even with fewer days of operations. Performance in June was led by our Las Vegas Locals casinos and taverns which achieved double-digit revenue growth and collectively doubled their Adjusted EBITDA contribution compared to the same period last year. We generated a similar strong performance in June from our reopened Laughlin and Pahrump casinos, which increased revenue and grew Adjusted EBITDA by over 50%. In addition to strong gaming revenues across most of our businesses, we focused on significantly lowering operating and marketing expenses. For our Nevada casino operations, excluding The STRAT, our expense management initiatives drove an Adjusted EBITDA margin improvement of 2,000 basis points to almost 50% in June. Our distributed gaming businesses also performed well in June across Nevada and Montana with revenue growth of 6% and an Adjusted EBITDA increase of more than 18%.

“Given our quick actions in March to reduce expenses and increase our liquidity by drawing down $200 million on our existing revolving credit facility, we had no need to raise additional capital during the shutdown. In June, we repaid $190 million of the $200 million drawn on the Company’s revolving credit facility, which remains available to us for potential future liquidity needs.

“Our strong recent financial performance, significant and sustainable margin improvement, as well as our diverse local and regional operations, gives us confidence that we will recover from the current challenges and remain well-positioned for future opportunities.”

Consolidated Results

The Company reported 2020 second quarter revenues of $76.0 million compared to $248.1 million in the second quarter of 2019. Net loss for the second quarter of 2020 was $78.6 million, or a loss of $2.80 per share, compared to a net loss of $14.4 million, or $0.52 per share, in the second quarter of 2019. Adjusted EBITDA was $(5.7) million for the second quarter of 2020 compared to Adjusted EBITDA of $49.8 million for the second quarter of 2019.

Casinos

Casino revenues were $39.4 million in the second quarter of 2020 compared to $158.7 million in the second quarter of 2019. Casino Adjusted EBITDA was $1.8 million compared to $48.0 million in the second quarter of 2019.

Distributed Gaming

Distributed Gaming revenues for the second quarter of 2020 were $36.3 million compared to $89.2 million in the second quarter of 2019. Distributed Gaming Adjusted EBITDA was $0.9 million compared to $13.7 million in the second quarter of 2019.

Debt and Liquidity

As of June 30, 2020, the Company had cash and cash equivalents of approximately $86.2 million. Total debt was approximately $1.2 billion, consisting primarily of $782 million drawn under the Company’s existing credit facilities (including $10 million under its revolving credit facility) and $375 million of senior unsecured notes. $190 million is currently available under the Company’s existing $200 million revolving credit facility.

Investor Conference Call and Webcast

The Company will host a webcast and conference call today August 6, 2020 at 4:30 p.m. Eastern Time, to discuss the second quarter 2020 results. The conference call may be accessed live over the phone by dialing (844) 465-3054 or for international callers by dialing (480) 685-5227; the passcode is 7685643. A replay will be available beginning at 8:00 p.m. ET today and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 7685643. The replay will be available until August 9, 2020. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this press release include, without limitation, statements regarding: the impact of the COVID-19 pandemic on our business and expectations regarding recovery of our business following mandated shutdowns; future financial and operating results; and the Company’s plans, strategic priorities, objectives, expectations, intentions. Forward-looking statements are based on our current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially include: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments, including government-mandated closures or travel restrictions; the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the American and Laughlin transactions and its other acquisitions, and integration risks relating to such transactions; changes in national, regional and local economic, political and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including the Company’s Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the

Company’s indebtedness and the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and most recent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA provides useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. Other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill, acquisition and severance expenses, preopening and related expenses, asset disposal and other writedowns, share-based compensation expenses, change in fair value of derivative, and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Preopening and related expenses” as inclusive of rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The STRAT rebranding and the launch of the True Rewards loyalty program.

About Golden Entertainment, Inc.

Golden Entertainment owns and operates gaming properties across two divisions – casino operations and distributed gaming. Golden Entertainment operates approximately 16,400 slots, 130 table games, and 6,200 hotel rooms. Golden Entertainment owns ten casino resorts – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at approximately 1,000 locations and owns over 60 traditional taverns in Nevada. Golden Entertainment is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Joseph Jaffoni, Richard Land, James Leahy
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Gaming	$56,677	$146,246	$183,892	$290,038
Food and beverage	10,168	52,104	51,715	101,862
Rooms	5,987	35,514	31,592	66,801
Other	3,142	14,206	15,932	29,261
Total revenues	75,974	248,070	283,131	487,962
Expenses
Gaming	35,231	84,007	113,343	166,355
Food and beverage	9,739	40,216	44,626	78,430
Rooms	4,586	16,008	18,541	30,409
Other operating	1,404	5,160	6,531	11,594
Selling, general and administrative	32,548	56,235	80,158	113,182
Depreciation and amortization	31,930	29,976	63,086	57,241
Impairment of goodwill and intangible assets	21,411	—	27,872	—
Acquisition and severance expenses	367	1,123	3,343	2,667
Loss on disposal of assets	702	585	1,291	832
Preopening expenses	9	738	114	1,516
Total expenses	137,927	234,048	358,905	462,226
Operating (loss) income	(61,953)	14,022	(75,774)	25,736
Non-operating expense
Interest expense, net	(16,407)	(19,135)	(35,153)	(37,270)
Loss on extinguishment and modification of debt	—	(9,150)	—	(9,150)
Change in fair value of derivative	—	(1,489)	(1)	(3,737)
Total non-operating expense, net	(16,407)	(29,774)	(35,154)	(50,157)
Loss before income tax (provision) benefit	(78,360)	(15,752)	(110,928)	(24,421)
Income tax (provision) benefit	(206)	1,344	(258)	1,995
Net loss	$(78,566)	$(14,408)	$(111,186)	$(22,426)

Weighted-average common shares outstanding
Basic	28,072	27,762	28,001	27,667
Dilutive impact of stock options and restricted stock units	—	—	—	—
Diluted	28,072	27,762	28,001	27,667
Net loss per share
Basic	$(2.80)	$(0.52)	$(3.97)	$(0.81)
Diluted	$(2.80)	$(0.52)	$(3.97)	$(0.81)

Golden Entertainment, Inc.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30, 2020
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$36,305	$3,127	$23,554	$12,785	$203	$75,974

Net loss	$(44,487)	$(1,492)	$(4,960)	$(234)	$(27,393)	$(78,566)
Depreciation and amortization	24,273	1,071	4,097	1,805	684	31,930
Impairment of goodwill and intangible assets	21,411	-	-	-	-	21,411
Acquisition and severance expenses	189	-	109	25	44	367
Preopening and related expenses (1)	-	-	(1)	-	10	9
Asset disposal and other writedowns	641	41	(11)	36	(5)	702
Share-based compensation	-	-	-	-	1,756	1,756
Other, net	-	48	41	-	28	117
Interest expense, net	90	1	9	1	16,306	16,407
Change in fair value of derivative	-	-	-	-	-	-
Income tax provision	-	-	-	-	206	206
Adjusted EBITDA	$2,117	$(331)	$(716)	$1,633	$(8,364)	$(5,661)

	Three Months Ended June 30, 2019
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$140,260	$18,456	$71,445	$17,708	$201	$248,070

Net income (loss)	$18,194	$4,277	$6,687	$660	$(44,226)	$(14,408)
Depreciation and amortization	23,092	960	3,894	1,675	355	29,976
Acquisition and severance expenses	101	-	9	-	1,013	1,123
Preopening and related expenses (1)	685	15	660	-	137	1,497
Asset disposal and other writedowns	412	99	78	(4)	-	585
Share-based compensation	-	-	-	-	2,134	2,134
Other, net	81	-	-	-	406	487
Interest expense, net	63	1	21	2	19,048	19,135
Loss on extinguishment and modification of debt	-	-	-	-	9,150	9,150
Change in fair value of derivative	-	-	-	-	1,489	1,489
Income tax benefit	-	-	-	-	(1,344)	(1,344)
Adjusted EBITDA	$42,628	$5,352	$11,349	$2,333	$(11,838)	$49,824

	Six Months Ended June 30, 2020
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$151,204	$16,198	$85,677	$29,646	$406	$283,131

Net (loss) income	$(48,918)	$1	$(4,086)	$(504)	$(57,679)	$(111,186)
Depreciation and amortization	47,947	2,110	8,082	3,685	1,262	63,086
Impairment of goodwill and intangible assets	27,872	-	-	-	-	27,872
Acquisition and severance expenses	2,451	155	571	41	125	3,343
Preopening and related expenses (1)	225	-	(1)	-	115	339
Asset disposal and other writedowns	1,262	47	(30)	17	(5)	1,291
Share-based compensation	-	-	-	-	4,002	4,002
Other, net	47	48	238	-	141	474
Interest expense, net	334	2	23	2	34,792	35,153
Change in fair value of derivative	-	-	-	-	1	1
Income tax provision	-	-	-	-	258	258
Adjusted EBITDA	$31,220	$2,363	$4,797	$3,241	$(16,988)	$24,633

	Six Months Ended June 30, 2019
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$275,889	$34,201	$142,850	$34,660	$362	$487,962

Net income (loss)	$38,056	$7,104	$13,719	$1,234	$(82,539)	$(22,426)
Depreciation and amortization	43,781	1,914	7,617	3,281	648	57,241
Acquisition and severance expenses	387	-	22	13	2,245	2,667
Preopening and related expenses (1)	2,339	15	1,226	-	149	3,729
Asset disposal and other writedowns	668	99	78	(13)	390	1,222
Share-based compensation	11	-	5	-	6,302	6,318
Other, net	92	-	-	-	1,259	1,351
Interest expense, net	113	3	36	3	37,115	37,270
Loss on extinguishment and modification of debt	-	-	-	-	9,150	9,150
Change in fair value of derivative	-	-	-	-	3,737	3,737
Income tax benefit	-	-	-	-	(1,995)	(1,995)
Adjusted EBITDA	$85,447	$9,135	$22,703	$4,518	$(23,539)	$98,264

(1) Preopening and related expenses include rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The Strat rebranding and the launch of the TrueRewards loyalty program.